SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

LOUDEYE CORP.

(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	0-29583 (Commission File Number)	91-1908833 (I.R.S. Employer Identification Number)

1130 Rainier Avenue South Seattle, Washington (Address of principal executive offices)		98144 (Zip Code)

(206) 832-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     Loudeye Corp. (“Loudeye”) has adopted specimen forms of agreement with respect to the grant of the following awards under the Loudeye Corp. 2005 Incentive Award Plan (the “Plan”) to members of Loudeye’s Board, employees of Loudeye and its subsidiaries, and consultants of Loudeye and its subsidiaries (collectively, “Participants”):

•	stock options to purchase shares of Loudeye common stock (“Options”), and

•	restricted stock awards of shares of Loudeye common stock (“Restricted Stock”).

     The terms of the Options and Restricted Stock are governed by the Plan and the specimen form agreement which is delivered to, and must be executed by, each Participant who receives Options or Restricted Stock. A copy of the specimen agreement form for Options (the “Stock Option Agreement”) is attached hereto as Exhibit 99.1 and is incorporated herein by reference and a copy of the specimen form for Restricted Stock (the “Restricted Stock Agreement”) is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The following is a description of the material terms of the Stock Option Agreement and of the Restricted Stock Agreement and is qualified by reference to the specimen forms of Stock Option Agreement and Restricted Stock Agreement.

Stock Option Agreement

     Under the Stock Option Agreement, Participants are granted either incentive or nonqualified stock options to purchase shares of Loudeye common stock, par value $0.001 per share, at a price not less than 100% of the fair market value of the common stock on the date of grant, provided that if the Option is designated as an incentive stock option and the Participant owns (within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”)) more than 10% of the total combined voting power of all classes of stock of Loudeye or any “subsidiary corporation” of Loudeye or any “parent corporation” of Loudeye (as those terms are defined in the Code), the price per share of the shares subject to the Option may not be less than 110% of the fair market value of the common stock on the date of grant.

     Options will vest and become exercisable as set forth in each individual grant notice, provided that in no event may any Option be exercised after the first to occur of the following:

•	the tenth anniversary of the date of grant,

•	with respect to any Option designated as an incentive stock option granted to a Participant who owns (within the meaning of the Code) at the time the Option was granted more than 10% of the total combined voting power of all classes of stock of Loudeye or any “subsidiary corporation” of Loudeye or any “parent corporation” of Loudeye” (as those terms are defined in the Code), the fifth anniversary of the date of grant,

•	the expiration of three months from the date of Participant’s termination of employment, termination of directorship or termination of consultancy (other than as a result of death, disability or discharge for cause),

•	the first anniversary of the date of Participant’s termination of employment, termination of directorship or termination of consultancy due to Participant’s death or disability, or

•	the date of Participant’s termination of employment, termination of directorship or termination of consultancy for cause.

     The aggregate fair market value of the shares with respect to which Options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

     Upon the exercise of an Option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of Loudeye common stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by Loudeye’s compensation committee in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to Loudeye’s compensation committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Loudeye in satisfaction of the option exercise price, provided that payment of such proceeds is then made to Loudeye upon settlement of such sale).

     The holder of an Option shall not be entitled to any rights as a stockholder of Loudeye in respect of any shares purchasable upon exercise of any part of the Option unless and until such shares have been issued by Loudeye. Participants generally may not sell, pledge, assign or otherwise transfer Options (other than in connection with the death of the participant) until such time as the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed.

     Nothing in the Stock Option Agreement will give any Participant any right to remain an employee or consultant of Loudeye or any of its qualifying subsidiaries or member of Loudeye’s Board or will interfere with or restrict in any way the rights of any such entity to discharge such Participant at any time.

Restricted Stock Agreement

     Under the Restricted Stock Agreement, Participants are granted rights to purchase shares of Loudeye common stock that, as discussed further below, are subject to repurchase by Loudeye and are nontransferable until such shares have vested. The purchase price for Restricted Stock (which may be zero) will be determined by Loudeye’s compensation committee and set forth in the applicable grant notice.

     The Restricted Stock Agreement provides that, upon a Participant’s termination of employment, termination of directorship or termination of consultancy before all Restricted Stock granted to such Participant has vested, Loudeye will have the option, but not the obligation, for a period of ninety days after the date of such termination to repurchase all or any portion of such Restricted Stock which is unvested at such time at the original cash purchase price per share. The Restricted Stock will vest, and thereby cease to be subject to Loudeye’s repurchase option, in accordance with a vesting schedule determined by Loudeye’s compensation committee and set forth in each individual grant notice. To ensure the availability for delivery of unvested Restricted Stock upon repurchase by Loudeye, each Participant agrees in the Restricted Stock Agreement to the appointment of the Secretary of Loudeye, or any other person designated by Loudeye’s compensation committee, as escrow agent to hold such unvested Restricted Stock.

     Participants are prohibited from selling, pledging, encumbering or otherwise transferring, whether voluntarily or involuntarily, any unvested Restricted Stock, provided that a Participant may, with the consent of Loudeye’s compensation committee, transfer unvested Restricted Stock to certain persons or entities related to the Participant.

     Upon delivery of Restricted Stock to the escrow agent discussed above, a Participant will generally be entitled to all the rights of a stockholder with respect to such Restricted Stock, including the right to vote such Restricted Stock and receive dividends and other distributions with respect to such Restricted Stock, provided that all cash dividends paid on such Restricted Stock and any all shares of capital stock or other securities or other property received by or distributed to such Participant with respect to such Restricted Stock as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in capital structure of Loudeye shall also be subject to the repurchase option and restrictions on transfer discussed above.

     Nothing in the Restricted Stock Agreement will give any Participant any right to remain an employee or consultant of Loudeye or any of its qualifying subsidiaries or member of Loudeye’s Board or will interfere with or restrict in any way the rights of any such entity to discharge such Participant at any time.

Item 1.02 Termination of a Material Definitive Agreement

     Effective July 1, 2005, Larry Madden resigned as Loudeye’s President of Digital Media Solutions. As a result of the resignation, the Executive Employment Agreement between Mr. Madden and Loudeye dated March 7, 2005, will terminate effective July 1, 2005. The vesting of stock options or restricted stock awards held by Mr. Madden will not accelerate as a result of termination of the employment agreement.

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Larry Madden, Loudeye’s President of Digital Media Solutions, resigned on June 28, 2005, to pursue another opportunity. Mr. Madden’s resignation is effective July 1, 2005. At this time, Mr. Madden’s responsibilities for oversight of Loudeye’s music store business and media industry relationships will be assumed by other Loudeye executives.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Document Description
99.1	Form of Loudeye Corp. Stock Option Grant Notice and Stock Option Agreement used to Grant Stock Options to Purchase Shares of Loudeye Corp. common stock Pursuant to the Loudeye Corp. 2005 Incentive Award Plan.

99.2	Form of Loudeye Corp. Restricted Stock Award Grant Notice and Restricted Stock Award Agreement used to Grant Restricted Stock Awards of Loudeye Corp. common stock Pursuant to the Loudeye Corp. 2005 Incentive Award Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: July 1, 2005	By:	/s/ Eric S. Carnell
		Name:	Eric S. Carnell
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Form of Loudeye Corp. Stock Option Grant Notice and Stock Option Agreement used to Grant Stock Options to Purchase Shares of Loudeye Corp. common stock Pursuant to the Loudeye Corp. 2005 Incentive Award Plan.

99.2	Form of Loudeye Corp. Restricted Stock Award Grant Notice and Restricted Stock Award Agreement used to Grant Restricted Stock Awards of Loudeye Corp. common stock Pursuant to the Loudeye Corp. 2005 Incentive Award Plan.